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                                                           Exhibit (a)(5)(U)

                                                                CONFIDENTIAL

                                                             October 5, 2001



Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067

Gentlemen:

     In connection with our mutual consideration of a possible negotiated transaction (a "Transaction") involving Newport News Shipbuilding Inc. ("NNS") and Northrop Grumman Corporation ("NGC"), NGC has requested certain information with respect to NNS and NNS has requested certain information with respect to NGC. Each party is prepared to make available to the other party certain information which is non-public, confidential or proprietary in nature regarding NNS or NGC, as the case may be, and which may be disclosed either in written form or orally (the "Evaluation Material"). With respect to any information disclosed in connection with a possible Transaction or otherwise pursuant to this Agreement, the party who has disclosed such information or on whose behalf such information has been disclosed is referred to herein as the "disclosing party" and the other party is referred to herein as the "receiving party".

     By execution of this letter agreement (the "Agreement"), NNS and NGC agree to treat all Evaluation Material received pursuant to the terms of this Agreement confidentially and to observe the terms and conditions set forth herein. For purposes of this Agreement, Evaluation Material shall include all information, regardless of the form in which it is communicated or maintained (whether prepared by the disclosing party or otherwise) that contains or otherwise reflects information concerning the disclosing party that the receiving party or its Representatives (as defined below) may be provided by or on behalf of the disclosing party in the course of the receiving party's evaluation of a possible Transaction. The term "Evaluation Material" shall also include all reports, analyses, notes, compilations, forecasts, studies or other documents or information prepared by the receiving party or its Representatives that are based on, contain or reflect any Evaluation Material ("Notes"). The term "Representatives" shall include a party's directors, officers, employees, partners, affiliates, agents, advisors, lawyers, accountants, consultants and financial advisors or representatives.

     The term "Evaluation Material" does not include any information that
(i) is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by the receiving party or any of its Representatives, (ii) is or was available to the receiving party on a non-confidential basis from a source other than the disclosing party or its affiliates or advisors, provided that the source of such information was not known by the receiving party or any of its Representatives, after reasonable investigation, to be bound by a confidentiality agreement with the disclosing party or any of its affiliates or any other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any of its affiliates with respect to such material or (iii) has been independently acquired or developed by the receiving party or any of its Representatives without violating any of the provisions of this Agreement.

     Each party agrees that it will keep the Evaluation Material received pursuant to the terms of this Agreement confidential and will not use the Evaluation Material for any purpose other than determining whether such party wishes to enter into a Transaction. Until the end of five years from the date of this Agreement, each party agrees not to disclose or allow disclosure to others of any Evaluation Material received pursuant to the terms of this Agreement, except that each party may disclose Evaluation Material to its Representatives to the extent necessary to permit such Representatives to assist such party in making the determination referred to in the prior sentence; provided, however, that each party shall require each of its Representatives to be bound by the terms of this Agreement to the same extent as if it was a party hereto and each party shall be responsible for any breach of this Agreement by any of its Representatives.

     Each party agrees that it will not use the Evaluation Material received pursuant to the terms of this Agreement in any way directly or indirectly detrimental to the other party. In particular, the receiving party agrees that for a period of two years from the date of signing of this Agreement the receiving party and its affiliates will not, as a result of knowledge or information obtained from the Evaluation Material or otherwise in connection with a possible Transaction, employ or attempt to employ or divert any employee of the disclosing party.

     Each party understands and acknowledges that none of the disclosing party or its affiliates, agents, advisors or representatives (i) have made or make any representation or warranty, expressed or implied, as to the accuracy, completeness or reasonableness of the Evaluation Material or (ii) shall have any liability whatsoever to the receiving party or its Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omission therefrom. Each party agrees that it is not entitled to rely on the accuracy or completeness of the Evaluation Material and that it will be entitled to rely solely on the representations and warranties made to such party by the other party in any definitive agreement.

     In the event that the receiving party or anyone to whom it transmits any Evaluation Material in accordance with this Agreement is requested or required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process), in connection with any proceeding, to disclose any Evaluation Material, the receiving party will give the disclosing party prompt written notice of such request or requirement (and, in any event, before complying with any such request or requirement) so that the disclosing party may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and the receiving party will cooperate with the disclosing party to obtain such protective order. In the event that such protective order or other remedy is not obtained or the disclosing party waives compliance with the relevant provisions of this Agreement, the receiving party (or such other persons to whom such request is directed) will furnish only that portion of the Evaluation Material which, in the written opinion of its counsel, is legally required to be disclosed and, upon the disclosing party's request, use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

     If either party decides that it does not wish to proceed with a Transaction, such party will promptly notify the other party of that decision. In that case, or if either party shall elect at any time to terminate further access by the other party to the Evaluation Material for any reason, each party will promptly destroy or redeliver to the other party all copies of the Evaluation Material, destroy all Notes, delete any non-oral information incapable of physical delivery (including, but not limited to, Evaluation Material held on any computer or word processor) and deliver to the other party a certificate executed by one of its duly authorized officers indicating that the requirements of this sentence have been satisfied in full. Notwithstanding the return or destruction of Evaluation Material and Notes, each party and its Representatives will continue to be bound by its obligations of confidentiality and other obligations hereunder.

     Each party agrees that unless and until a definitive agreement between the parties with respect to any Transaction has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to such Transaction (other than as contained herein).

     Each party agrees that monetary damages would not be a sufficient remedy for any breach of this Agreement by it or its Representatives, that in addition to all other remedies each party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and neither party will oppose any application for injunctive relief, and each party further agrees to waive, and to use its best efforts to cause its Representatives to waive, any requirements for the securing or posting of any bond in connection with such remedy. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that either party or any of its Representatives has breached this Agreement, such party shall be liable and pay to the other party all expenses (including reasonable legal fees) in connection with such litigation, including any appeal therefrom.

     In the event that any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof. Each party hereby consents to nonexclusive jurisdiction of any Federal court or state court located in New York.

     If you are in agreement with the foregoing, please so indicate by signing, dating and returning one copy of this Agreement, which will constitute our agreement with respect to the matters set forth herein.

                 Very truly yours,



                 NEWPORT NEWS SHIPBUILDING INC.

                 By:  /s/  Stephen B. Clarkson
                      --------------------------------------
                    Name:  Stephen B. Clarkson
                           ---------------------------------
                    Title: Vice President, General Counsel and Secretary
                           ---------------------------------------------


Agreed and Accepted:

NORTHROP GRUMMAN CORPORATION

By:  /s/ W. Burks Terry
     ------------------------------
   Name:  W. Burks Terry
          ------------------------------
   Title: Corporate Vice President and General Counsel
          --------------------------------------------
   Date:  October 6, 2001
          ------------------------------